Exhibit 99.1

Regal Entertainment Group Reports Results for

Fourth Quarter 2010 and Declares Quarterly Dividend

Knoxville, Tennessee — February 9, 2011 — Regal Entertainment Group (NYSE: RGC), a leading motion picture exhibitor owning and operating the largest theatre circuit in the United States, today announced fiscal fourth quarter 2010 results.

Total revenues for the fourth quarter ended December 30, 2010 were $661.0 million compared to total revenues of $765.6 million for the fourth quarter ended December 31, 2009.  Net income attributable to controlling interest was $13.7 million in the fourth quarter of 2010 compared to $35.5 million in the fourth quarter of 2009.  Diluted earnings per share was $0.09 for the fourth quarter of 2010 compared to $0.23 during the fourth quarter of 2009. Adjusted diluted earnings per share(1) was $0.12 for the fourth quarter of 2010 compared to $0.27 during the fourth quarter of 2009. Adjusted EBITDA(3) was $116.3 million for the fourth quarter of 2010 and $156.8 million for the fourth quarter of 2009.  Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.

Regal’s Board of Directors also today declared a cash dividend of $0.21 per Class A and Class B common share, payable on March 15, 2011, to stockholders of record on March 3, 2011.  The Company intends to pay a regular quarterly dividend for the foreseeable future at the discretion of the Board of Directors depending on available cash, anticipated cash needs, overall financial condition, loan agreement restrictions, future prospects for earnings and cash flows as well as other relevant factors.

“We were pleased to end 2010 with an extraordinary dividend for our shareholders,” stated Amy Miles, CEO of Regal Entertainment Group.  “The increase in our recurring dividend to $0.21 per share illustrates our confidence in the Company’s ability to generate significant free cash flow and our commitment to returning value to shareholders,” continued Miles.

Forward-looking Statements:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s 2009 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2010. All forward-looking statements are expressly qualified in their entirety by such factors.

Conference Call:

Regal Entertainment Group management will conduct a conference call to discuss fourth quarter 2010 results on February 9, 2011 at 4:30 p.m. (Eastern Time).  Interested parties can listen to the call live on the Internet through the investor relations section of the Company’s Web site: www.REGmovies.com, or by dialing 877-407-0778 (Domestic) and 201-689-8565 (International). Please dial in to the call at least 5 - 10 minutes prior to the start of the call or go to the Web site at least 15 minutes prior to the call to download and install any necessary audio software.  When prompted, ask for the Regal Entertainment Group conference call.  A replay of the call will be available beginning approximately two hours following the call.  Those interested in listening to the replay of the conference call should dial 877-660-6853 (Domestic) or 201-612-7415 (International) and enter account #286 and conference call ID #360934.  In addition, this press release and other pertinent statistical and financial information are available in the investor relations section of the Company’s Web site: www.REGmovies.com.

About Regal Entertainment Group:

Regal Entertainment Group (NYSE: RGC) is the largest motion picture exhibitor in the United States. The Company’s theatre circuit, comprising Regal Cinemas, United Artists Theatres and Edwards Theatres, operates 6,698 screens in 539 locations in 37 states and the District of Columbia. Regal operates theatres in 43 of the top 50 U.S. designated market areas. We believe that the size, reach and quality of the Company’s theatre circuit not only provide its patrons with a convenient and enjoyable movie-going experience, but is also an exceptional platform to realize economies of scale in theatre operations.

Additional information is available on the Company’s Web site at www.REGmovies.com.

Financial Contact:	Media Contact:
Don De Laria	Dick Westerling
Regal Entertainment Group	Regal Entertainment Group
Vice President — Investor Relations	Senior Vice President - Marketing
865-925-9685	865-925-9539
don.delaria@REGmovies.com

Regal Entertainment Group

Consolidated Statements of Income Information

For the Fiscal Quarters and Four Quarters Ended 12/30/10 and 12/31/09

(in millions, except per share data)

(unaudited)

	Quarter Ended		Four Quarters Ended
	Dec. 30, 2010	Dec. 31, 2009	Dec. 30, 2010	Dec. 31, 2009
Revenues
Admissions	$458.2	$527.0	$1,956.3	$1,991.6
Concessions	163.7	198.7	724.3	775.6
Other operating revenues	39.1	39.9	127.3	126.7
Total revenues	661.0	765.6	2,807.9	2,893.9

Operating expenses
Film rental and advertising costs	235.5	278.8	1,026.7	1,046.5
Cost of concessions	21.7	27.8	101.1	110.6
Rent expense	96.6	96.6	382.3	378.8
Other operating expenses	188.8	202.6	784.0	778.5
General and administrative expenses (including share-based compensation of $2.9 million and $1.6 million for the quarters ended December 30, 2010 and December 31, 2009, respectively, and $8.4 million and $5.9 million for the four quarters ended December 30, 2010 and December 31, 2009, respectively)	17.1	16.4	66.7	64.2
Depreciation and amortization	50.9	50.3	213.4	201.9
Net loss on disposal and impairment of operating assets	6.3	10.9	17.9	34.0
Income from operations	44.1	82.2	215.8	279.4

Interest expense, net	38.1	36.5	148.1	151.0
Earnings recognized from NCM	(12.1)	(11.8)	(40.8)	(38.6)
Gain on sale of NCM, Inc. common stock	—	—	(52.0)	—
Loss on debt extinguishment	1.1	—	23.5	7.4
Other, net	(4.5)	0.4	11.0	2.4
Income before income taxes	21.5	57.1	126.0	157.2
Provision for income taxes	7.9	21.6	48.7	61.9
Net income	13.6	35.5	77.3	95.3
Noncontrolling interest, net of tax	0.1	—	0.3	0.2
Net income attributable to controlling interest	$13.7	$35.5	$77.6	$95.5

Diluted earnings per share	$0.09	$0.23	$0.50	$0.62
Adjusted diluted earnings per share(1)	$0.12	$0.27	$0.46	$0.78
Weighted average number of diluted shares outstanding(2)	154.5	154.2	154.5	154.1

Consolidated Summary Balance Sheet Information

(dollars in millions)

(unaudited)

	As of Dec. 30, 2010	As of Dec. 31, 2009

Cash and cash equivalents	$205.3	$328.1
Total assets	2,492.6	2,637.7
Total debt	2,073.0	1,997.1
Total stockholders’ deficit of Regal Entertainment Group	(490.3)	(246.1)

Operating Data

(unaudited)

	Quarter Ended		Four Quarters Ended
	Dec. 30, 2010	Dec. 31, 2009	Dec. 30, 2010	Dec. 31, 2009

Theatres at period end	539	548	539	548
Screens at period end	6,698	6,768	6,698	6,768
Average screens per theatre	12.4	12.4	12.4	12.4
Attendance (in thousands)	51,586	62,957	224,345	244,539
Average ticket price	$8.88	$8.37	$8.72	$8.14
Average concessions per patron	$3.17	$3.16	$3.23	$3.17

Reconciliation of EBITDA to Net Cash Provided by Operating Activities

(dollars in millions)

(unaudited)

	Quarter Ended		Four Quarters Ended
	Dec. 30, 2010	Dec. 31, 2009	Dec. 30, 2010	Dec. 31, 2009

EBITDA	$110.6	$143.9	$487.8	$510.3
Interest expense, net	(38.1)	(36.5)	(148.1)	(151.0)
Provision for income taxes	(7.9)	(21.6)	(48.7)	(61.9)
Deferred income taxes	23.8	0.6	(7.5)	(1.1)
Changes in operating assets and liabilities	46.9	89.1	(51.0)	44.1
Gain on sale of NCM, Inc. common stock	—	—	(52.0)	—
Loss on debt extinguishment	1.1	—	23.5	7.4
Other items, net	8.5	15.3	55.4	63.0
Net cash provided by operating activities	$144.9	$190.8	$259.4	$410.8

Reconciliation of EBITDA to Adjusted EBITDA

(dollars in millions)

(unaudited)

	Quarter Ended		Four Quarters Ended
	Dec. 30, 2010	Dec. 31, 2009	Dec. 30, 2010	Dec. 31, 2009

EBITDA	$110.6	$143.9	$487.8	$510.3
Net loss on disposal and impairment of operating assets	6.3	10.9	17.9	34.0
Share-based compensation expense	2.9	1.6	8.4	5.9
Gain on sale of NCM, Inc. common stock	—	—	(52.0)	—
Loss on debt extinguishment	1.1	—	23.5	7.4
Noncontrolling interest, net of tax and other, net	(4.6)	0.4	10.7	2.2
Adjusted EBITDA(3)	$116.3	$156.8	$496.3	$559.8

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

(dollars in millions)

(unaudited)

	Quarter Ended		Four Quarters Ended
	Dec. 30, 2010	Dec. 31, 2009	Dec. 30, 2010	Dec. 31, 2009

Net cash provided by operating activities	$144.9	$190.8	$259.4	$410.8
Capital expenditures	(28.6)	(22.5)	(98.4)	(108.8)
Proceeds from asset sales	2.4	0.4	34.7	0.8
Free cash flow(3)	$118.7	$168.7	$195.7	$302.8

Reconciliation to Diluted Earnings Per Share and Net Income Attributable to Controlling Interest

(dollars in millions, except per share data)

(unaudited)

	Quarter Ended		Four Quarters Ended
	Dec. 30, 2010	Dec. 31, 2009	Dec. 30, 2010	Dec. 31, 2009

Net income attributable to controlling interest	$13.7	$35.5	$77.6	$95.5
Loss on debt extinguishment, net of related tax effects	0.7	—	14.7	4.5
Net loss on disposal and impairment of operating assets, net of related tax effects	3.8	6.6	10.8	20.6
Gain on sale of NCM, Inc. common stock, net of related tax effects	—	—	(31.4)	—
Net income attributable to controlling interest, excluding loss on debt extinguishment, net of related tax effects, net loss on disposal and impairment of operating assets, net of related tax effects and gain on sale of NCM, Inc. common stock, net of related tax effects	$18.2	$42.1	$71.7	$120.6

Weighted average number of diluted shares outstanding(2)	154.5	154.2	154.5	154.1

Adjusted diluted earnings per share(1)	$0.12	$0.27	$0.46	$0.78
Diluted earnings per share	$0.09	$0.23	$0.50	$0.62

(1)         We have included adjusted diluted earnings per share, which is diluted earnings per share excluding loss on debt extinguishment, net of related tax effects, net loss on disposal and impairment of operating assets, net of related tax effects, and gain on sale of NCM, Inc. common stock, net of related tax effects, because we believe it provides investors with a useful industry comparative and is a financial measure used by management to assess the performance of our Company.

(2)         Represents reported weighted average number of diluted shares outstanding for purposes of computing diluted earnings per share and adjusted diluted earnings per share for the quarters and four quarters ended December 30, 2010 and December 31, 2009.

(3)         Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization expense, net loss on disposal and impairment of operating assets, share-based compensation expense, gain on sale of NCM, Inc. common stock, loss on debt extinguishment, and noncontrolling interest, net of tax and other, net) was approximately $116.3 million for the quarter ended December 30, 2010.  We believe EBITDA, Adjusted EBITDA and Free Cash Flow provide useful measures of cash flows from operations for our investors because EBITDA, Adjusted EBITDA and Free Cash Flow are industry comparative measures of cash flows generated by our operations and because they are financial measures used by management to assess the liquidity of our Company.  EBITDA, Adjusted EBITDA and Free Cash Flow are not measurements of liquidity under U.S. generally accepted accounting principles and should not be considered in isolation or construed as a substitute for other operations data or cash flow data prepared in accordance with U.S. generally accepted accounting principles for purposes of analyzing our liquidity.  In addition, not all funds depicted by EBITDA, Adjusted EBITDA and Free Cash Flow are available for management’s discretionary use.  For example, a portion of such funds are subject to contractual restrictions and functional requirements to pay debt service, fund necessary capital expenditures and meet other commitments from time to time as described in more detail in the Company’s 2009 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2010.  EBITDA, Adjusted EBITDA and Free Cash Flow, as calculated, may not be comparable to similarly titled measures reported by other companies.